UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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[__]	Soliciting Material Pursuant to § 240.14a-12

Dakota Plains Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2014

Dear Fellow Stockholder:

          The Board of Directors of Dakota Plains Holdings, Inc. joins me in extending an invitation to attend our 2014 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, June 12, 2014, at our corporate headquarters at 294 Grove Lane East, Wayzata, Minnesota 55391, commencing at 11:00 a.m. local time.

          We will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 29, 2014, a Notice of Internet Availability of proxy materials will be mailed to each stockholder containing instructions on how to access our proxy statement and annual report and vote electronically over the Internet. The Notice of Internet Availability will also contain instructions on how to receive a paper copy of your proxy materials.

          It is important that your shares be represented at the Annual Meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you request and receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the Annual Meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously sent a proxy.

          We hope that you will be able to attend the Annual Meeting.

Very truly yours,

Craig M. McKenzie
Chairman of the Board and
Chief Executive Officer

DAKOTA PLAINS HOLDINGS, INC.
294 Grove Lane East
Wayzata, Minnesota 55391

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2014

To the Stockholders of Dakota Plains Holdings, Inc.:

          Notice is hereby given that the 2014 Annual Meeting of Stockholders of Dakota Plains Holdings, Inc., a Nevada corporation, will be held on Thursday, June 12, 2014, at our corporate headquarters at 294 Grove Lane East, Wayzata, Minnesota 55391, commencing at 11:00 a.m. local time, for the following purposes:

1.	Elect six directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected.

2.	Approve the Dakota Plains Holdings, Inc. Omnibus Incentive Plan.

3.	Ratify the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

          Only stockholders of record at the close of business on April 17, 2014, may vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors,

James L. Thornton
Secretary

YOUR VOTE IS IMPORTANT

          Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the meeting, you may vote your shares in person if you wish, whether or not you submit a proxy in advance of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2014

          Our Proxy Statement for the 2014 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at https://materials.proxyvote.com/234255.

APPENDIX A – 2014 OMNIBUS INCENTIVE PLAN

DAKOTA PLAINS HOLDINGS, INC.
294 Grove Lane East
Wayzata, Minnesota 55391

PROXY STATEMENT

          The board of directors of Dakota Plains Holdings, Inc. (our “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on June 12, 2014, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:

You can vote if you were a stockholder at the close of business on the record date of April 17, 2014 (the “Record Date”). On April 17, 2014, there were a total of 54,770,351 shares of our common stock outstanding, which shares were held by 155 record holders. A Notice of Internet Availability of Proxy Materials, this proxy statement and any accompanying proxy card, along with the annual report on Form 10-K for 2013, were first made available to you beginning on or about April 29, 2014. The proxy statement summarizes the information you need to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:
• Election of six nominees as directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected.
• Approval of the Dakota Plains Holdings, Inc. 2014 Omnibus Incentive Plan
• Ratification of the selection of BDO USA LLP as our independent registered public accounting firm for fiscal 2014.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The Board is soliciting your proxy and recommends you vote:
• FOR all of the director nominees;
• FOR the approval of the 2014 Omnibus Incentive Plan; and
• FOR the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for fiscal 2014.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:

“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement and our annual report on Form 10-K for 2013, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:

Quorum. A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 54,770,351 shares of our common stock were issued and outstanding and 27,385,176 shares of our common stock constitute a majority of the voting power. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Directors are elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.

All other proposals and any items that are properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Q:	What is the effect of broker non-votes and abstentions?

A:

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the approval of the 2014 Omnibus Incentive Plan, ratification of the independent registered public accounting firm, or any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or any of the proposals.

Q:	How will the proxies vote on any other business brought up at the Annual Meeting?

A:

By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Q:	How do I cast my vote?

If you are a street-name stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the named proxies will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. A Notice of Internet Availability provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•

Submitting a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. EDT on June 11, 2014, by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

• Completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or
• If you are a registered stockholder, by attending the meeting in person and delivering a proper written notice of revocation of your proxy.

Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it – that is, by Internet, telephone or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. Our Secretary will act as inspector of election for the Annual Meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed except:
• To allow our independent proxy tabulator to tabulate the vote;
• To allow the inspector of election to certify the results of the vote; and
• To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address.

Q:	What happens if I don’t vote shares that I own?

A:

For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail as described on a Notice of Internet Availability, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:

If you are a registered stockholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the board of directors as set forth above with respect to matters described in the proxy statement.

If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should follow voting instructions for all Notices of Internet Availability and proxy cards you receive.

Q:	How many votes can I cast?

A:

You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof, with the exception of the election of directors to our board of directors, for which cumulative voting is permitted.

Q:	When are stockholder proposals and nominees due for the 2014 Annual Meeting of Stockholders?

A:

If you want to submit a stockholder proposal or nominee for the 2014 Annual Meeting of Stockholders, you must submit the proposal in writing to our Secretary, Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391, so it is received by the relevant date set forth below under “Submission of Stockholder Proposals and Nominations.”

Q:	What is “householding”?

A:

A single Notice of Internet Availability, as well as other stockholder communications, may be sent to any household at which two or more stockholders reside unless specifically instructed otherwise by you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:

Secretary
Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
+1 952 473 9950

or

Broadridge Solutions
Broadridge Householding Department
51 Mercedes Way
Edgewood, New York 11717
+1 800 542 1061

Q:	How is this proxy solicitation being conducted?

A:

We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

          Six directors will be elected at the Annual Meeting. Upon the recommendation of the nominating committee, the board of directors has nominated for election the six persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Stockholders or until a successor is duly elected. There are no family relationships between any director and an executive officer. Each nominee listed below is currently a director of Dakota Plains Holdings, Inc., and each was duly elected by the stockholders.

Directors and Nominees

          All of the nominees named below are current directors of our Company. Gary L. Alvord was elected to serve on August 14, 2012, and Craig M. McKenzie was elected to serve as a director on February 8, 2013, in conjunction with his appointment to serve as Chief Executive Officer. All other nominees were elected to serve in connection with the merger transaction effective March 22, 2012.

          Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in our form of proxy may vote for a substitute nominee in their discretion or our board of directors may recommend that the number of directors to be elected be reduced. The following table sets forth certain information regarding each director nominee:

Name	Age	Position	Director Since(a)
Craig M. McKenzie	50	Chief Executive Officer, Chairman and Director	2013
Gabriel G. Claypool	38	Chief Operating Officer, President and Director	2011
Gary L. Alvord	66	Lead Independent Director	2012
Paul M. Cownie	37	Director	2011
David J. Fellon	51	Director	2011
Terry H. Rust	62	Director	2011

(a)	Includes service as director of Dakota Plains, Inc. and predecessors.

          Craig M. McKenzie is the Chairman of the Board and Chief Executive Officer of Dakota Plains Holdings, Inc. Mr. McKenzie joined us in February 2013. Mr. McKenzie has over 28 years of experience in the global oil and gas industry. Mr. McKenzie served as Chief Executive Officer of Toreador Resources Corporation and its merger successor, ZaZa Energy Corporation, with operations in the Paris Basin, France, and the Eagleford formation in Texas. Mr. McKenzie was a director and the Chief Executive Officer of Canadian Superior Energy, Inc. from 2007 to 2008 with operations in Canada, Trinidad & Tobago and Tunisia. On March 5, 2009, subsequent to Mr. McKenzie’s departure, Canadian Superior Energy, Inc. filed a voluntary petition for bankruptcy protection under the Company’s Creditors Arrangement Act (Canada) in the Court of Queen’s Bench of Alberta; Canadian Superior Energy emerged from bankruptcy protection in September 2009. Prior to joining Canadian Superior, Mr. McKenzie served as the President, BG Trinidad & Tobago of BG Group from 2004 to 2007. Before 2004, Mr. McKenzie was at BP, following its merger with Amoco Corporation, from 1986 to 2004 where he held various senior operations, commercial, and corporate positions. Mr. McKenzie holds a BS in Petroleum Engineering from Louisiana State University and an MBA from Kellogg School of Management at Northwestern University. Mr. McKenzie’s qualifications to serve on the board of directors include his experience as chief executive officer at several prior public companies, familiarity with the capital markets and his experience in the global oil and gas industry.

          Gabriel G. Claypool is the President and Chief Operating Officer of Dakota Plains Holdings, Inc. Mr. Claypool joined us in February 2011 and served as the Chairman of the Board and Chief Executive Officer through February 2013. During his first two years, Mr. Claypool led us through the doubling of on-site capacity, a 150% increase in daily volumes, the creation of the marketing and trucking joint ventures and taking our Company public in March 2012. Mr. Claypool’s focus is on the operations and growth of our North Dakota-based logistics businesses. Mr. Claypool has been involved in the agriculture industry his entire life and has substantial experience from one of the largest century farms of northern Iowa. Mr. Claypool has numerous years’ experience with various forms of transportation logistics. Mr. Claypool also brings strong business development and management experience from two Fortune 10 companies, handling relationships with Fortune 500 firms. Mr. Claypool holds a Bachelor of Business Administration from the University of Iowa. Mr. Claypool’s qualifications to serve on the board of directors include his institutional experience as the longest tenured executive with the Company and his growing stature as an expert in the crude by rail industry.

          Gary L. Alvord is from Des Moines, Iowa, where he has been active in the trucking and logistics industry his entire career. Mr. Alvord was the Founder and CEO of WorldWide Integrated Supply Chain Solutions, founded in 2000 and sold in 2008. Mr. Alvord was with Ruan Transportation from 1973 through 2000. Ruan is one of the largest, privately-owned carriers in the United States with over 4,500 employees and 160 nationwide locations. While with Ruan, Mr. Alvord served in various positions, including VP of Sales, Executive Vice President, President and Vice Chairman. Mr. Alvord is well respected within the industry and currently serves on two additional boards, Solar Transport and Lawrence Transportation. Mr. Alvord holds a Bachelor of Arts degree from the University of Iowa. Mr. Alvord’s qualifications to serve on the board of directors primarily include his experience and expertise in the trucking and logistics businesses and past experience as an executive officer and director of a corporation.

          Paul M. Cownie is Chairman and CEO of Southern Plains Resources, a Des Moines, Iowa-based exploration and production company focused on domestic oil and gas resource plays. Mr. Cownie is also President of COG Partners, L.L.C., a family energy business focused on investing in the oil and gas industry. Prior to becoming CEO of Southern Plains Resources, Mr. Cownie was co-founder of Format Dynamics, a Denver based software company. Paul was also founder and President of TrophyRoom.com, which today is the world’s largest hunting and fishing video web site. Mr. Cownie holds a Bachelor of Arts in History from Colorado College. Mr. Cownie is qualified to serve on the board of directors primarily due to his experience in the oil and gas business and his knowledge of drilling activity in the Baaken formation.

          David J. Fellon is the owner and President of Progressive Rail, Progressive Rail Specialized Logistics and Carload Connection Group. Mr. Fellon’s entire life has revolved around the rail transportation industry, with his independent start in 1996 with the acquisition of a three-mile section of track in Lakeville, Minnesota. With a focus on consistently providing a level of rail transportation service that far and away exceeded his valued customers’ highest expectations, that original three miles has expanded to nearly three hundred. Throughout their impressive growth, Mr. Fellon’s companies have remained keenly focused on delivering a wide range of supply chain solutions for customers of every imaginable description in both size and scope. Mr. Fellon was selected to the board of directors for his expertise in the rail transportation and logistics businesses and past experience as an executive officer of a corporation.

          Terry H. Rust is a retired Principal with LarsonAllen in Minneapolis, Minnesota. Mr. Rust joined LarsonAllen in 1990. LarsonAllen is a professional services firm that provides assurance, accounting, tax, consulting and advisory services via their network of 1,800 employees and over 40 locations throughout the United States. Mr. Rust is a Certified Public Accountant (CPA) and has over 35 years in public accounting, with a focus on manufacturing, construction, real estate and other professional services groups. He is affiliated with the American Institute and Minnesota Society of CPAs. Mr. Rust enjoys supporting numerous community organizations and has been a Board member of four separate corporations. Mr. Rust holds a Bachelor of Business Administration degree from the University of Iowa. Mr. Rust’s qualifications to serve on the board of directors include his experience as a consultant and advisor for numerous public companies, familiarity with financial statements and accounting and his financial expertise.

Voting Information and Board Voting Recommendation

          Directors are elected by a plurality of votes present and entitled to vote. The six nominees receiving the highest number of votes will be elected. The proxies cannot be voted for a greater number of persons than six.

          THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

PROPOSAL 2

APPROVAL OF 2014 OMNIBUS INCENTIVE PLAN

Introduction

          We are asking our stockholders to approve the 2014 Omnibus Incentive Plan (the “2014 Plan”) that was approved by our board of directors, subject to stockholder approval, on March 12, 2014. Upon approval of the 2014 Plan by our stockholders, no further awards will be made under our existing 2011 Equity Incentive Plan (the “2011 Plan”), and the 2014 Plan will be the only active plan under which equity awards may be made to our employees and our non-employee directors. Cash incentive awards may also be made under the 2014 Plan as described below.

          As of April 17, 2014, there were 408,323 shares of our common stock remaining available for future grants under our 2011 Plan. Because of the importance of providing competitive levels of equity-based compensation to our employees and our non-employee directors, and based on our historical award practices, we believe that the shares remaining under the 2011 Plan are likely to be insufficient for awards beyond 2014.

          As a result, our board of directors approved and has recommended to our stockholders for their approval the 2014 Plan, which authorizes the issuance of 3,000,000 shares of our common stock, plus the number of shares remaining available for future grants under the 2011 Plan on the date our stockholders approve the 2014 Plan. In addition, the number of shares subject to awards (either granted under the 2014 Plan or that are outstanding under the 2011 Plan on the date the stockholders approve the 2014 Plan) that expire, are forfeited, or are settled in cash will become available for future awards under the 2014 Plan.

Stockholder Approval and Board of Directors Recommendation

          Stockholder approval of the 2014 Plan is necessary in order to (i) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual, and (ii) permit the grant of incentive stock options subject to Code Section 422.

          Our board of directors recommends that our stockholders vote FOR approval of the 2014 Plan because it believes that the 2014 Plan is critical to providing the additional shares and the types and sizes of awards that will be crucial factors in enabling us to continue to provide a competitive mix of compensation to our key employees.

          Unless a contrary choice is specified, proxies solicited by the board of directors will be voted FOR approval of the 2014 Plan. If the 2014 Plan is not approved by our stockholders, then the 2011 Plan will remain in effect, and we would remain subject to the existing pool of shares available for issuance under the 2011 Plan.

Determination of 2014 Plan Share Reserve

          In determining the amount of the share reserve for the 2014 Plan, our compensation committee and board of directors considered a number of factors, including the following:

•

Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

•

Increased numbers of eligible participants. When our stockholders approved the share reserve for the 2011 Plan in 2011, 7 employees and non-employee directors were eligible to receive and had received long-term equity incentive awards. Reflecting the Company’s growth, we currently have approximately

12 employees and non-employee directors out a pool of about 13 eligible recipients who have received long-term equity incentive awards.

•

Current and projected overhang percentage. As of April 17, 2014, the 408,323 shares of our common stock available for future awards under the 2011 Plan represented approximately 0.75% of our common shares outstanding on that date. The 3,000,000 shares proposed for the 2014 Plan’s share reserve would increase the overhang percentage to approximately 6.22%.

•

Expected share usage. We expect to continue making equity awards generally consistent with our historical practices. On that basis, the compensation committee anticipates that the shares available for future awards would be sufficient for equity awards through at least 2016.

Expectations regarding future share usage under the 2014 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2014 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the compensation committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

          The 2014 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our stockholders, including the following key features:

•

No Repricing, Replacement or Repurchase of Underwater Options or Stock Appreciation Rights. The 2014 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•

No In-the-Money Option or SAR Grants. The 2014 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•

Minimum Vesting Period for Full Value Awards. For equity awards other than options and SARs (referred to as “full value awards”), a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions.

•

No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with option and SAR awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise may not be used again for new grants.

•

Full Value Award Multiplier. To recognize the increased value inherent in full value awards, each share subject to a “full value award pursuant to the 2014 Plan will be counted as 1.5 shares against the total shares available for grant under the 2014 Plan.

•

Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of full value awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

•	No Liberal Definition of “Change in Control.” No change in control would be triggered by stockholder approval of a business combination transaction.

Description of the 2014 Incentive Plan

          The major features of the 2014 Plan are summarized below. The summary is qualified by reference to the full text of the 2014 Plan, which is attached to this proxy statement as Appendix A.

          Purpose of the 2014 Plan. The 2014 Plan is intended to advance the interests of our Company and its stockholders by enabling us to attract and retain the best available personnel for positions of responsibility, and to provide them with incentive awards intended to align their interests with those of our stockholders and thereby promote our long-term business success

          Eligible Participants. All employees, consultants, advisors and independent contractors of our Company or any subsidiary, as well as all non-employee directors of our Company, are eligible to receive awards under the 2014 Plan. As of April 17, 2014, there were approximately 13 employees or non-employee directors of our Company, and an indeterminate number of consultants and advisors, who would be eligible to receive awards under the 2014 Plan. Although not necessarily indicative of future grants under the 2014 Plan, as of the same date, approximately 12 of the 13 eligible employees and non-employee directors have been granted awards under the 2011 Plan.

          Administration. The 2014 Plan will be administered by the compensation committee of our board of directors. To the extent consistent with applicable law, the compensation committee may delegate its duties, power and authority under the 2014 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

          The compensation committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The compensation committee may also establish and modify rules to administer the 2014 Plan, interpret the 2014 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, modify the terms of outstanding awards to the extent permitted under the 2014 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

          Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2014 Plan prohibits the compensation committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award and granting in exchange replacement options or SARs having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property, a full value award or a cash incentive award.

          Subject to certain limits in the 2014 Plan, the compensation committee may also establish subplans or modify the terms of awards under the 2014 Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements.

          Available Shares and Limitations on Awards. A maximum of 3,000,000 shares of our common stock are available for issuance under the 2014 Plan, plus the number of shares remaining available for future grants under the 2011 Plan on the date our stockholders approve the 2014 Plan. If our stockholders approve the 2014 Plan, no further awards will be made under the 2011 Plan. Under the terms of the 2014 Plan, the number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year may not exceed 1,000,000. Notwithstanding potential increases in the shares available under the 2014 Plan or restoration of shares previously subject to outstanding awards, no more than 3,000,000 shares may be issued pursuant to the exercise of incentive stock options. Certain additional limitations on individual awards intended to qualify as performance-based compensation under Code Section 162(m) are discussed below. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below. The shares of common stock covered by the 2014 Plan are authorized but unissued shares.

          Any shares of common stock subject to an award under the 2014 Plan, or to an award under the 2011 Plan that is outstanding on the date our stockholders approve the 2014 Plan, that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or settlement, automatically become available for future awards under the 2014 Plan. Similarly, any shares tendered or withheld to satisfy any tax withholding obligation in connection with a full value award will also become available for future awards under the 2014 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an option or SAR award, any shares repurchased by us using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for future awards.

          Awards granted or shares of our common stock issued under the 2014 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2014 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2014 Plan and will not reduce the share reserve under the 2014 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

          Types of Awards. The 2014 Plan permits us to award stock option awards, SAR awards, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards to eligible recipients. These types of awards are described in more detail below.

          Options. Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2014 Plan as of any date means the closing sale price of a share of our common stock on principal securities market on which it trades on the date for which it is being determined, or if no sale occurred on that date, on the immediately preceding date on which a sale occurred. As of April 17, 2014, the last reported market price per share of our common stock on the OTCQB (administered by OTC Markets Group, Inc.) was $1.70.

          The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the compensation committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

          An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the compensation committee, and no option may have a term greater than 10 years from its date of grant.

          Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The compensation committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the compensation committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2014 Plan, as may be determined by the compensation committee.

          Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the compensation committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The compensation committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Unless otherwise specified by the compensation committee, dividends and distributions paid on restricted shares will be subject to the same restrictions as the underlying shares, except for regular cash dividends on awards that are subject only to service-based vesting conditions. Participants are entitled to vote restricted shares prior to the time they vest.

          Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the compensation committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2014 Plan, as may be determined by the compensation committee. The compensation committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any dividend equivalents paid on an unvested performance-based award of either type must be subject to the same restrictions as the underlying units or share equivalents.

          Other Stock-Based Awards. The compensation committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2014 Plan. The compensation committee has complete discretion in determining the terms and conditions of such awards.

          Cash Incentive Awards. The compensation committee may grant performance-based awards that are settled in cash or other forms of awards under the 2014 Plan or a combination thereof. The compensation committee has complete discretion in determining the amount, terms and conditions of such awards.

          Minimum Vesting Periods. For full value awards, a minimum vesting period of three years is prescribed for awards that are subject only to service-based vesting conditions, and an award subject to performance-based vesting conditions must have a performance period of at least one year. These required vesting periods will not apply: (i) to awards granted in payment of other earned compensation, (ii) upon a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, (v) to awards made to non-employee directors, or (vi) to awards involving an aggregate number of shares not in excess of 5% of the 2014 Plan’s share reserve.

          Transferability of Awards. In general, no right or interest in any award under the 2014 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the compensation committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

          Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2014 Plan provides that any portion of an award scheduled to vest within six months after the date of termination will immediately vest and the vested portions of outstanding option and SAR awards will continue to be exercisable for a period of three to fifteen months after termination, depending on the reason for the termination, unless the termination is for cause. In that case, all awards, including any unexercised option and SAR awards will be immediately forfeited without consideration. The compensation committee may provide for different termination consequences in an individual award agreement.

          Performance-Based Compensation Under Section 162(m). The compensation committee may grant full value awards and cash incentive awards under the 2014 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the compensation committee for the performance period are satisfied. Option and SAR awards granted under the 2014 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

          The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 1,000,000 shares. The maximum amount payable with respect to any cash incentive awards and full value awards that are denominated other than in shares or share equivalents and that are granted to any one participant during any calendar year shall not exceed $10,000,000 multiplied by the number of full or partial years in the applicable performance period.

          The pre-established performance goals set by the compensation committee must be based on one or more of the following performance measures specified in the 2014 Plan: (i) revenue or net sales; (ii) gross profit; (iii) operating profit; (iv) net income; (v) earnings before income taxes; (vi) earnings before one or more of interest, taxes, depreciation and amortization and other adjustments; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; (viii) cash flow; (ix) market share; (x) margins (including one or more of gross operating and net earnings margins); (xi) stock price; (xii) total stockholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, (xvii) cash equivalents and marketable securities; (xviii) improvement in or attainment of expense levels or cost savings; (xix) inventory levels; (xx) inventory or operating asset turnover; (xxi) accounts receivable levels (including measured in terms of days sales outstanding); (xxii) economic value added; (xxiii) improvement in or attainment of working capital levels; (xxiv) employee retention; (xxv) customer satisfaction; and (xxvi) implementation or completion of critical projects and growth in customer base.

          The compensation committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The compensation committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

          Approval of the 2014 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2014 Plan, the performance measures to which awards intended to be “performance-based compensation” under Section 162(m) may be subject, the maximum amount payable under the Plan to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of option and SAR awards granted under the 2014 Plan as “performance-based compensation” for purposes of Section 162(m).

          Change in Control. If a change in control of our Company occurs and any outstanding award is continued, assumed or replaced by our Company or the surviving or successor entity in connection with the change in control, and if within 18 months after the change in control a participant’s employment or other service is terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in the previous sentence will occur in connection with a change in control unless and to the extent the compensation committee elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). The compensation committee may provide for different change in control consequences in an individual award agreement.

          If any payments or benefits provided under the 2014 Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Code Section 280G, such payments or benefits may be reduced to provide the individual with the best after-tax result.

Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Code Section 4999 is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

          The 2014 Plan generally defines a “change in control” as a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 50% of the voting power of our stock, or certain changes in the composition of our board of directors. “Cause” for termination is generally defined as failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability), a material violation of law (other than minor offenses), material breach of any Company code of conduct, of any agreement with us, or of any nondisclosure, non-solicitation, non-competition or similar obligation, engaging in any act or practice that involves personal dishonesty or engaging in conduct reasonably expected to harm or bring disrepute. “Good Reason” for termination is generally defined as a material reduction in job responsibilities, authority or duties, a material reduction in base compensation in the absence of a similar reduction of similarly situated persons, and relocation on a permanent basis to a location more than 50 miles from the previous location, each after notice by the affected individual and expiration a period during which we have an opportunity to cure the condition(s).

          Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the compensation committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2014 Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the 2014 Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the compensation committee may make similar equitable adjustments in its discretion.

          Effective Date and Term of the 2014 Plan. The 2014 Plan will become effective on the date it is approved by our stockholders. If stockholder approval is not obtained, the 2014 Plan will not take effect. If the 2014 Plan is approved by our stockholders, the 2014 Plan will generally remain in effect until the tenth anniversary of such approval or its earlier termination by our board of directors. Awards outstanding under the 2014 Plan at the time it expires or is terminated by our board of directors will continue in accordance with their terms.

          Amendment of the Plan. Our board of directors may amend the 2014 Plan at any time, but no amendments will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of any exchange on which our common shares are then listed. No amendment of the 2014 Plan may adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

          The following is a description of the principal United States federal income tax consequences to participants subject to U.S. taxation and to us with respect to awards granted under the 2014 Plan, based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. This description is not intended to be complete and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

          Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2014 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. Our Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

          Incentive Stock Options. If a participant is granted an incentive stock option under the 2014 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and our Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

          Other Awards. The current federal income tax consequences of other awards authorized under the 2014 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

          Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2014 Plan is intended to meet the requirements of Section 162(m), but full value awards and cash incentive awards granted under the 2014 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

          Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2014 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Awards

          The compensation committee has not approved any awards under the 2014 Plan as of the date of this Proxy Statement, and does not intend to do so prior to stockholder approval of the 2014 Plan. Moreover, because all awards under the 2014 Plan are discretionary with the compensation committee, neither the number nor types of future 2014 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The audit committee has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for fiscal 2014, and the board of directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be supervised by the audit committee and recommended to the board of directors for appointment and, if necessary, removal, our board of directors considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an opportunity for stockholders to provide direct feedback to the board of directors on a significant issue of corporate governance.

          On April 17, 2012, our board of directors, upon recommendation by its audit committee, approved the engagement of BDO USA, LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. During the two most recent completed fiscal years and the interim period through December 21, 2012, our Company had not consulted with BDO with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. Dakota Plains, Inc., which merged with and into our Company as of March 23, 2012, and Dakota Petroleum Transport Solutions, LLC, an indirect subsidiary of our Company, each had previously engaged BDO USA, LLP as its certifying accountant for the fiscal years ended December 31, 2010 and 2011. DPTS Marketing, LLC, an indirect subsidiary of our Company, had previously engaged BDO USA, LLP with respect to the fiscal year ended December 31, 2011.

          In connection with the approval of our Company’s engagement of BDO USA, LLP, our board of directors determined not to engage Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) as our Company’s independent registered public accounting firm effective as of the same date. Neither of CVWB’s reports on the financial statements of our Company for each of the two most recently completed fiscal years preceding CVWB’s dismissal contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recently completed fiscal years and the subsequent interim period preceding CVWB’s dismissal, there were no disagreements with CVWB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CVWB’s satisfaction, would have caused CVWB to make reference to the subject matter in connection with its reports on the Company’s financial statements for such periods. During the same periods, there were no reportable events of the type set forth in Item 304(a)(1)(v) of Regulation S-K.

          We previously provided CVWB with a copy of the foregoing disclosure and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter from CVWB was filed with the SEC under cover of a current report on Form 8-K on April 20, 2013 (File No. 000-53390).

          If the selection of BDO as our independent registered public accounting firm for fiscal 2014 is not ratified by our stockholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

          Representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

          THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

Fees

          The following table presents the aggregate fees for professional services provided by BDO in fiscal years 2013 and 2012:

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees (a)	$228,000	$238,700
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees (b)	27,300	–
Total	$255,300	$238,700

(a)	Reflects the fees approved by Dakota Plains Holdings, Inc. and billed or to be billed by BDO with respect to services performed for the audit for the applicable fiscal year.
(b)	Reflects the fees approved by Dakota Plains Holdings, Inc. and billed or to be billed by BDO with respect to services performed related to SEC filings for the applicable fiscal year.

          “Audit Fees” consisted of fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented in our annual report on Form 10-K, review of the consolidated financial statements presented in our quarterly reports on Form 10-Q, services rendered in connection with our Form 8-K in connection with our merger and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

          “Audit-Related Fees” consisted of assurance and related services by BDO that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above under “Audit Fees.”

          “Tax Fees” consisted of professional services rendered by BDO for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

          Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal year 2013, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by BDO were approved by the audit committee in accordance with SEC requirements.

          The audit committee has determined that the rendering of the services other than audit services by BDO is compatible with maintaining their independence.

CORPORATE GOVERNANCE

Board Leadership Structure

          Craig M. McKenzie is our Chief Executive Officer, or CEO. Mr. McKenzie leads our board of directors in his role as Chairman. Our Board also has designated Gary L. Alvord as the lead independent director to complement the Chairman’s role and to serve as the principal liaison between the independent directors and the Chairman.

          Our board of directors believes that its current structure is the appropriate one for our Company at this time. Specifically, our Board believes that its current leadership structure provides independent Board leadership and engagement while deriving the benefit of having our Chief Executive Officer also serve as Chairman of the Board. Furthermore, the current Board leadership structure is in compliance with our Articles of Incorporation, Bylaws and policies. As the individual with primary responsibility for managing Dakota Plains Holdings, Inc. and with in-depth knowledge and understanding of our Company, Mr. McKenzie is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with a lead independent director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. Our Board separately evaluates Mr. McKenzie annually in each of his roles. Our Board also believes that its lead independent director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

Nominating Process and Board Diversity

          The nominating committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders or use of a director search firm. Stockholders who wish to suggest qualified candidates may write to the attention of the chairman of our nominating committee at Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391. All recommendations should state in detail the qualifications of such person for consideration by the committee and should be accompanied by an indication of the recommended person’s willingness to serve if elected. The committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

          Candidates for director are reviewed in the context of the current composition of our board of directors, our operations and the long-term interests of our stockholders. We do not have a policy regarding the consideration of diversity in identifying director nominees.

Director Independence

          Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that, with the exception of Mr. McKenzie, our CEO, and Mr. Claypool, our President and Chief Operating Officer, all of the directors are “independent directors” as defined by Section 803 of the NYSE MKT Rules.

Communications with our Board of Directors

          You may contact our board of directors or any director by mail addressed to the attention of our board of directors or the specific director identified by name or title, at Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391. All communications will be submitted to our board of directors or the specified director on a periodic basis.

Board Meetings and Attendance

          Our board of directors held 13 meetings during 2013. Each director attended at least 75% of the meetings of our board of directors and committees on which he served held during their service as a director or member of the committee in 2013.

Director Attendance at Annual Meeting

          The Company does not have a formal policy regarding attendance of directors at our annual meeting of stockholders, but all of our directors attended our 2013 annual meeting of stockholders.

Committees of the Board of Directors

          Our board of directors has established three standing committees: audit, compensation and nominating. The membership of each committee is as follows:

Committees
Independent
Director	Audit	Compensation	Nominating	Directors
Gary L. Alvord	✓	✓		✓
Gabriel G. Claypool
Paul M. Cownie	✓		✓*	✓
David J. Fellon		✓*	✓	✓
Craig M. McKenzie
Terry H. Rust	✓*	✓	✓	✓
* Denotes committee chair.

          Audit Committee

          The audit committee’s primary functions, among others, are to: (a) assist the board of directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of our Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that our Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review our Company’s financial information that is distributed to stockholders and the general public. The audit committee held six meetings during 2013. The audit committee has a charter, which is available on our website at www.dakotaplains.com.

          All of the members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. Our board of directors has determined that Mr. Rust is qualified to serve as an audit committee financial expert, as that term is defined under the applicable rules of the SEC. Each member of the audit committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act.

          Compensation Committee

          The compensation committee reviews and recommends to our board of directors on an annual basis the goals and objectives relevant to the annual compensation of our executive officers in light of their respective performance evaluations. Our compensation committee is responsible for administering our 2011 Equity Incentive Plan, including approval of individual grants of stock options and other awards. The compensation committee held six meetings during 2013. The compensation committee has a charter, which is available on our website at www.dakotaplains.com.

          During 2013, the compensation committee retained the services of a third party consultant to provide guidance and recommendations on compensation strategy, program design, and market compensation trends. The committee retained 21-Group to provide competitive benchmarking and market trend data in support of compensation decisions. 21-Group provides no services to management and we have concluded that the work of the compensation consultant in 2013 did not raise any conflict of interest.

          Nominating Committee

          The nominating committee is primarily responsible for identifying individuals qualified to serve as members of our board of directors, recommending individuals to our board of directors for nomination as directors and committee membership, reviewing the compensation paid to our non-employee directors and recommending adjustments in director compensation, as necessary, in addition to overseeing the annual evaluation of our board of directors. The nominating committee held three meetings during 2013. The nominating committee has a charter which is available on our website at www.dakotaplains.com.

Code of Business Conduct and Ethics

          We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.dakotaplains.com under the “Investor Relations” section. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Role of the Board in Risk Oversight

          One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Certain Relationships and Related Party Transactions

          We have engaged in the following transactions with certain of our executive officers. See “Executive Compensation: Employment Agreements” for details of our employment agreements with certain of our executive officers.

          Indemnification of Directors and Officers

          The Articles of Incorporation limit the liability of the directors to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to our Company or the stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in Chapter 78 of the Nevada Revised Statutes;

•	transaction from which the directors derived an improper personal benefit; or

•	act or omission occurring prior to the date when the provision in the Articles eliminating or limiting liability becomes effective.

          These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

          The Bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of our Company from time to time. Section 78.752 of the Nevada Revised Statutes and the Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to our Company, regardless of whether the Bylaws permit indemnification. We have obtained a directors’ and officers’ liability insurance policy.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          Related Person Transaction Approval Policy

          Our board of directors has adopted a written policy regarding transactions with related persons, which we refer to as our related party transaction approval policy. Our related party transaction approval policy requires that any executive officer proposing to enter into a transaction with a “related party” generally must promptly disclose to our audit committee the proposed transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions and (4) the materiality and character of the related party’s interest, and the actual or apparent conflict of interest of the related party.

          Our audit committee will not approve or ratify a related party transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related party transaction will be consummated without the approval or ratification of our audit committee. It will be our policy that a director will recuse him- or herself from any vote relating to a proposed or actual related party transaction in which they have an interest. Under our related party transaction approval policy, a “related party” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related party that, when aggregated with the amount of all other transactions between us and the related party or its affiliates, involve less than $120,000 in a fiscal year.

Compensation Committee Interlocks and Insider Participation

          During 2013, Messrs. Fellon, Alvord and Rust served as the members of our compensation committee. No current member of our compensation committee has ever been an officer or employee of the Company or any of our subsidiaries and affiliates or has had any relationship with the Company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our board of directors or on our compensation committee.

DIRECTOR COMPENSATION

          Directors who are also our employees receive no additional compensation for serving on our board of directors. During 2013 our Company reimbursed non-employee directors for out-of-pocket expenses incurred in connection with attending meetings of our board of directors and its committees.

          In January 2014, our board of directors reapproved the director compensation program from fiscal 2013. The director compensation program for fiscal 2014 remains as follows:

Compensation Element	Amount Payable
Annual cash retainer	$50,000 (paid semi-annually)
Annual equity award	$100,000 aggregate value of common stock, granted at the first meeting of the board of directors after each annual meeting of stockholders

          The value of the stock awards to directors in 2013 in excess of $100,000 is attributable to (1) our transition in the types of equity awards used for directors and management, as discussed in Elements of Compensation for Named Executive Officers – Equity Awards below, and (2) compensating directors for the 2012 fiscal year during which they received no annual compensation.

Non-Employee Director Compensation for 2013

          The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	All Other Compensation ($)	Total ($)
Gary L. Alvord	$50,000	$285,000	–	–	$335,000
Paul M. Cownie	$50,000	$285,000	–	–	$335,000
David J. Fellon	$50,000	$285,000	–	–	$335,000
Terry H. Rust	$50,000	$285,000	–	–	$335,000

(a)

On June 18, 2013, each of the non-employee directors of the Company received 77,027 shares of the Company’s common stock. The non-employee directors were fully vested in the common stock on the date of the grant. The value in excess of $100,000 is attributable to (1) our transition in the types of equity awards used for directors and management, as discussed in Elements of Compensation for Named Executive Officers – Equity Awards below, and (2) compensating directors for the 2012 fiscal year during which they received no annual compensation.

Non-Employee Directors – Outstanding Equity Awards at 2013 Fiscal Year-End

          The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards as of December 31, 2013, the end of our most recent year:

Name	Number of Shares Underlying Exercisable Options Options(a)
Gary L. Alvord	15,625
Paul M. Cownie	50,000
David J. Fellon	50,000
Terry H. Rust	50,000

(a)

All options held by the non-employee directors of the Company were surrendered to the Company in January 2014 and returned for use in our existing 2011 Equity Incentive Plan. Please see Elements of Compensation for Named Executive Officers – Equity Awards below for additional information regarding the surrender of options.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth information as of April 17, 2014, regarding the beneficial ownership of our common stock by (i) each of our named executive officers as identified in the Summary Compensation Table below; (ii) each of our current directors and each director nominee; (iii) all of the executive officers, directors and director nominees as a group, and (iv) persons known by us to hold more than 5% of our outstanding share of common stock. Unless otherwise indicated, the address for each beneficial owner is c/o Dakota Plains Holdings, Inc., 294 Grove Lane East, Wayzata, Minnesota 55391.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Outstanding Shares(b)
Craig M. McKenzie	673,495	(c)	1.2%
Gabriel G. Claypool	1,339,009	(d)	2.4%
Timothy R. Brady	179,502	(e)	*
Gary L. Alvord	53,193		*
Paul M. Cownie	460,429	(f)	*
David J. Fellon	52,481		*
Terry H. Rust	52,481		*
All directors and executive officers as a group (7 persons)	2,810,590	(g)	5.1%
Gilder, Gagnon, Howe & Co. LLC	3,130,057	(h)	5.7%
3 Columbus Circle, 26th Floor
New York, NY 10019

*	Less than 1%.
(a)

Unless otherwise indicated in the footnotes to this table, (a) the listed beneficial owner has sole voting power and investment power with respect to the number of shares shown, and (b) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options, warrants or any other right to acquire that are currently exercisable or exercisable within 60 days of April 17, 2014.

(b)

For purposes of computing percentage ownership of each listed beneficial owner or group, shares subject to options held by that person or members of the group that are currently exercisable or exercisable within 60 days of April 17, 2014, are deemed to be outstanding and beneficially owned by that person or group. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(c)	Includes 540,742 shares of restricted stock.
(d)	Includes 231,482 shares of restricted stock and 600,000 shares subject to a warrant.
(e)	Includes 59,260 shares of restricted stock.
(f)	Includes 112,900 shares held in a revocable trust, 18,099 shares held by his wife, and 50,000 shares subject to a warrant.
(g)	Includes an aggregate 650,000 shares subject to warrants and 831,484 shares of restricted stock.
(h)

Information is based on a Schedule 13G/A filed with the SEC by Gilder, Gagnon, Howe & Co. LLC (“Gilder”) on February 12, 2014. Includes 2,806,404 shares held in customer accounts over which Gilder’s partners and/or employees have discretionary authority to dispose of or direct the disposition of the shares, 226,914 shares held in accounts owned by Gilder’s partners and their families, and 96,739 shares held in the account of Gilder’s profit-sharing plan. Gilder has sole voting and dispositive power with respect to 96,739 shares and shared dispositive power with respect to 3,033,318 shares.

EXECUTIVE COMPENSATION

Overview

          Our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the organization. We believe that compensation levels should be competitive enough to attract and retain experienced and capable leaders and motivate those individuals to achieve exceptional results and reward them for being instrumental in reaching our strategic goals. At the same time, we believe in simplicity and maintaining compensation at responsible levels. In 2013, the compensation committee of the board of directors engaged an independent compensation consultant to help shape our compensation program and reflect our direction to become a more active manager of our businesses.

          We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

          Compensation Philosophy and Objectives

          Our compensation committee of the board of directors oversees an executive compensation program designed to motivate high performance, ethical behavior and alignment of the interests of our executives with the interests of our stockholders. Our compensation program rewards our executive officers for achieving performance objectives and fostering as well as demonstrating our Company values through defined employee and leadership competencies. This forms the basis of our pay-for-performance philosophy.

To support our compensation philosophy, we established the following objectives:

•	Attract, motivate and retain exceptional talent with market competitive compensation;

•	Link pay to performance;

•	Drive achievement of both long-term and annual business objectives;

•	Reinforce corporate values; and

•	Align executive compensation with stockholder interests.

          Compensation should be based on the level of job responsibility, individual performance and corporate performance. As employees advance to higher levels within the organization, an increasing proportion of their compensation should be linked to corporate performance and enhancing stockholder value.

          We design, implement and administer our compensation program to support our philosophy and collectively achieve these objectives.

          To accomplish these objectives, we have designed an executive compensation program with three major elements – base salary, annual cash short term incentive (“STI”) awards and annual equity long term incentive (“LTI”) awards.

•	Base compensation provides a level of fixed compensation that will promote executive recruitment and retention.

•	Annual STI awards motivate executives and reward them for the achievement of personal goals and our financial and operating goals for the year.

•	Annual LTI grants reward the creation of long term stockholder value.

          We view these elements of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other elements. We determine the appropriate level for each element of compensation based in part, but not exclusively, on competitive benchmarking and other considerations we deem relevant, such as rewarding executives for extraordinary individual and company performance.

Determining Compensation

          In setting compensation levels, the committee takes into account data from a national compensation survey and peer group data. We refined our peer group in 2013 to better reflect our industry segment and where we compete for business and employee talent. While some of the companies in our peer group have revenues, assets and market capitalization larger than ours, we believe the peer group continues to be aligned with our current organization as well as the strategic vision of our Company.

          The peer group includes the following 10 companies, which comprise a mix of both direct competitors and companies whose primary business matched at least one of our business interests:

•	Approach Resources
•	Blueknight Energy
•	Crestwood Equity
•	Genesis Energy
•	Magellan Midstream
•	Niska Gas Storage
•	Plains All American Pipeline
•	SemGroup
•	Swift Energy
•	Triangle Petroleum

Summary Compensation Table

          The following table sets forth information about all compensation awarded to, earned by or paid to our chief executive officer and our two most highly compensated other executive officers who were serving as executive officers at the end of the most recent completed fiscal year (collectively, our “named executive officers”) for the fiscal years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)		All Other Compensation ($)	Total ($)
Craig M. McKenzie	2013	313,542	700,000	1,961,000	325,877	(e)	25,000	3,325,419
Chief Executive Officer(c)	2012	–	–	–	–		–	–
Gabriel G. Claypool	2013	250,000	350,000	–	–		–	600,000
President and	2012	170,000	125,000	–	–		–	295,000
Chief Operating Officer(d)
Timothy R. Brady	2013	200,000	150,000	576,111	–		–	926,111
Chief Financial Officer and Treasurer	2012	187,500	50,000	124,998	–		–	362,498

(a)

“Stock Awards” are common stock grants that vested immediately on the grant date and restricted shares that vest over various terms with all restricted shares vesting no later than February 8, 2016 and the amounts shown represent the aggregate grant date fair value, which is determined by multiplying the number of common shares and restricted stock shares granted by the last quoted sale price of a share of our common stock on the over-the-counter market on the date of grant.

(b)

“Option Awards” are valued based on the aggregate grant date fair value using a Black-Scholes option pricing mode. See Note 7, “Stock-Based Compensation and Warrants,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a description of the assumptions used.

(c)	Mr. McKenzie has served as our Chief Executive Officer since joining the Company in February 2013.
(d)	Mr. Claypool served as the Company’s Chief Executive Officer, President and Secretary for all of 2012 and for 2013 until Mr. McKenzie joined the Company in February 2013.
(e)	All options held by Mr. McKenzie were surrendered to the Company in January 2014.

Elements of Compensation for Named Executive Officers

          Our named executive officers are eligible to receive a combination of salary, STI awards and LTI awards.

          Salary

          Executive officers are paid a base salary and the compensation committee reviews and approves salary recommendations annually. We believe that a competitive base salary provides an important guaranteed element to compensation. We also believe that the payment of a competitive base salary is consistent with the compensation practices of other comparable companies.

          The salaries reported in the “Summary Compensation Table” above reflect actual cash paid for 2013. The salary level of each named executive officer was established by our board of directors upon recommendation of its compensation committee and reflected in each named executive officer’s employment agreement. For 2013, Mr. McKenzie’s base salary was $350,000 per year, Mr. Claypool’s base salary was $250,000 per year and Mr. Brady’s base salary was $200,000 per year.

          Bonus Payments

          Executive officers are eligible for STI award based on various subjective performance criteria, including corporate and individual performance. The payment of an STI cash bonus is purely discretionary based upon overall performance and in some years there could be no cash bonus payments. We believe that the opportunity to earn a competitive cash bonus provides a monetary incentive that encourages both corporate and individual performance. We also believe that the payment of a competitive cash bonus is consistent with the compensation practices of other comparable companies.

          In March 2014, our board of directors, upon recommendation by its compensation committee, approved the issuance of STI bonuses for performance in 2013. The effective employment agreements of our named executive officers called for bonus awards in a combination of cash and/or equity. In the discretion of the board of directors and pursuant to their respective employment agreements, Mr. McKenzie was awarded $700,000 in cash; Mr. Claypool was awarded $350,000 in cash; and Mr. Brady was awarded $150,000 in cash. In determining these awards the compensation committee and the board of directors considered the success of the management team in

(1)	approval and delivery of the major capital expenditure project, the expansion of the Pioneer Terminal, on time and under budget;
(2)	financing the Pioneer Terminal expansion;
(3)	securing a $20 million dividend from our marketing joint venture;
(4)	managing our response to the Lac Megantic train derailment;
(5)	undertaking a successful equity offering;
(6)	restructuring the balance sheet by reducing outstanding debt by $18.9 million and corresponding debt service obligations by $2.3 million per year;
(7)	signing Unimin as the anchor for the newly created inbound logistics business;
(8)	connecting the first third-party gathering pipeline system to the Pioneer Terminal;
(9)	securing management oversight of our transloading joint venture that will allow consolidation of the transloading joint venture financial statements; and
(10)	negotiating amendments to the joint venture agreements to increase our oversight of joint venture activities.

          The board of directors weighed these successes against the failures to meet goals related to Company EBITDA targets and throughput volume in the marketing and transloading joint ventures but determined that the failures were due largely to external factors outside of management’s control, including the collapsed WTI to Brent price spread for most of the year and performance shortfalls of our partners that managed the joint ventures.

          In 2014, our STI performance targets include, but are not limited to,

(1)	meeting throughput volume targets for each of our marketing, transloading and trucking joint ventures;
(2)	delivering operating income in excess of $16 million and general and administrative expenses of less than $6 million;
(3)	increasing third-party throughput at the Pioneer Terminal;
(4)	expanding our inbound logistics business;
(5)	operating with no material safety events; and
(6)	finalizing the service agreement with Canadian Pacific.

          Equity Awards

          We believe that stock-based compensation promotes the creation of long-term stockholder value and aligns the interests of our executives with the interests of our stockholders more closely than cash compensation would alone by ensuring that a portion of total compensation is at risk and fluctuates in value with the price of our stock. As part of the transition in our compensation philosophy, the compensation committee determined that restricted stock best aligns our executives with our stockholders because the value of management’s compensation is directly tied to the value of the stock and any rise or drop in the price of the Company’s stock causes management to gain or lose at the same level as other stockholders. In light of this belief, in January 2014 all officers and directors surrendered their outstanding stock options issued pursuant to our 2011 Equity Incentive Plan. In 2014 and future years, the compensation committee expects to use restricted stock or similar awards for the LTI equity awards; our equity grants in 2013, however, reflected our prior philosophy and partially included stock options.

          Each of the named executive officers is eligible to receive equity compensation pursuant to our 2011 Equity Incentive Plan. On February 8, 2013, in connection with his initial engagement as Chief Executive Officer and Chairman of the Board, the board of directors granted to Mr. McKenzie 300,000 shares of restricted stock and 200,000 options with an exercise price of $4.07, each grant subject to vesting over three years. On March 11, 2013, pursuant to his employment agreement, the board of directors granted to Mr. Brady 89,063 shares of restricted stock subject to vest in one year. On June 18, 2013, the Board of directors granted (1) Mr. McKenzie 200,000 shares of restricted stock subject to vest over three years in connection with his initial engagement as Chief Executive Officer and Chairman of the Board and (2) Mr. Brady 50,000 shares of common stock.

          The amounts of the LTI awards awarded to our executive officers for 2014 is tied to meeting or exceeding performance targets. The compensation committee has established performance targets for 2014 LTI awards, including, but not limited to,

(1)	expanding the Pioneer Terminal;
(2)	improving marketability of the Company’s stock and investor relations, including launching a new website;
(3)	listing the Company’s stock on a national exchange;
(4)	meeting certain goals related to the management of the Lac Megantic litigation; and
(5)	meeting certain strategic goals related to the joint ventures.

          Benefit Plans

          Our benefit plans are generally available to all employees, including the named executive officers. Available benefits include participation in health-related benefits and insurance plans.

Outstanding Equity Awards at 2013 Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)
Craig M. McKenzie	2/8/2013	–	–	200,000(b)	4.07	2/8/2020	–	–
	2/8/2013	–	–	–	–	–	300,000(c)	690,000
	6/18/2013	–	–	–	–	–	200,000(d)	460,000
Gabriel G. Claypool	3/22/2012(e)	600,000(f)	–	–	2.50	2/22/2016	–	–
Timothy R. Brady	3/22/2012(e)	50,000(g)	–	–	2.50	9/26/2016	–	–
	3/11/2013	–	–	–	–	–	89,063(h)	204,845

(a)

Equals the number of unvested shares of restricted stock multiplied by the fair market value of our stock on December 31, 2013, the last trading day of our fiscal year, as reported on the over-the-counter market.

(b)

Represents option to purchase common stock of which 66,666 shares vested on February 8, 2014, and 66,667 shares are scheduled to vest on both February 8, 2015 and February 8, 2016. All options held by Mr. McKenzie were surrendered to the Company in January 2014 and returned for use in our existing 2011 Equity Incentive Plan.

(c)	Represents restricted stock award under our 2011 Equity Incentive Plan that vests in equal amounts on February 8, 2014, February 8, 2015, and February 8, 2016.
(d)

Represents restricted stock award under our 2011 Equity Incentive Plan of which 66,666 shares vested on February 8, 2014, and 66,667 shares are scheduled to vest on both February 8, 2015 and February 8, 2016.

(e)

Represents a replacement award granted in connection with the Initial Merger, which awards maintained the vesting schedule of the replaced award. For additional information, see our current report on Form 8-K filed March 23, 2012, as amended (file no. 000-53390).

(f)	Represents warrant to purchase common stock that vested in a single lump sum under its terms at the open of business on February 5, 2013.
(g)	All options held by Mr. Brady were surrendered to the Company in January 2014 and returned for use in our existing 2011 Equity Incentive Plan.
(h)	Represents restricted stock award under our 2011 Equity Incentive Plan that vested in a single lump sum under its terms at the open of business on March 11, 2014.

Employment Agreements

          We have employment agreements with each of the named executive officers. In connection with Mr. McKenzie’s appointment to serve as our Chairman and Chief Executive Officer in February 2013, we entered into an employment agreement with Mr. McKenzie and a replacement employment agreement with Mr. Claypool. In April 2013, we entered into a similar replacement employment agreement with Mr. Brady. Each of the employment agreements have an initial term of three years and are eligible for automatic renewal for successive one-year terms.

          The respective employment agreements provide for, among other things:

•	an initial annual base salary;

•

an annual bonus target payable in cash, equity or a combination, subject to the discretion of our board of directors or its compensation committee and based on the executive meeting or exceeding mutually agreed upon performance goals;

•	participation in our 401(k), profit sharing and other retirement plans available to all our employees; and

•	participation in our health-related benefits and insurance plans.

          On March 12, 2014, based on the advice of its independent compensation consultant, the compensation committee recommended to the board of directors that we enter into amended and restated employment agreements with each of Mr. McKenzie, Mr. Claypool, and Mr. Brady to reflect the new compensation program that includes separate salary, STI and LTI awards. Each employment agreement has an initial term of three years and is eligible for automatic renewal for successive one-year terms and further extension upon a change in control (as defined in our 2011 Equity Incentive Plan).

          Under his revised employment agreement, Mr. McKenzie is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $425,000 as well as an annual STI bonus with a target of 100% of his annual base salary payable in cash and an annual LTI bonus with a target of 200% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. McKenzie meeting or exceeding mutually agreed upon performance goals. Depending on performance, Mr. McKenzie’s STI and LTI awards may range from 0% to 150% of target. If Mr. McKenzie’s employment is terminated by us for any reason other than for cause (as defined in the agreement) or by Mr. McKenzie for good reason (as defined in the agreement), then Mr. McKenzie will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. McKenzie will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award.

          Under his revised employment agreement, Mr. Claypool is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $350,000 as well as an annual short term incentive bonus with a target of 80% of his annual base salary payable in cash and an annual long term incentive bonus with a target of 160% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. Claypool meeting or exceeding mutually agreed upon performance goals. Depending on performance Mr. Claypool’s STI and LTI awards may range from 0% to 150% of target. Mr. Claypool also received a one-time restricted stock award of 125,000 shares of our company’s common stock in accordance with the terms and conditions of our 2011 Equity Incentive Plan, which award vests in three equal installments upon the date of grant, and the second and third anniversaries of his employment agreement. If Mr. Claypool’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Claypool for good reason (as defined in the agreement), then Mr. Claypool will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. Claypool will be eligible to receive an amount equal to two times his annualized base salary.

          Under his revised employment agreement, Mr. Brady is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an annual base salary of $265,000 as well as an annual short term incentive bonus with a target of 75% of his annual base salary payable in cash and an annual long term incentive bonus with a target of 150% of his annual base salary payable in restricted stock. The STI and LTI awards are subject to the discretion of our compensation committee or board of directors and based on Mr. Brady meeting or exceeding mutually agreed upon performance goals. Depending on performance Mr. Brady’s STI and LTI awards may range from 0% to 150% of target. If Mr. Brady’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Brady for good reason (as defined in the agreement), then Mr. Brady will be eligible to receive an amount equal to two times his annualized base salary plus two times his target short term incentive award, in addition to other amounts accrued on or before the date his employment is terminated and health and dental insurance coverage for a period of time following the date his employment is terminated. In the event of a change in control, Mr. Brady will be eligible to receive an amount equal to two times his annualized base salary.

Termination and Change in Control Arrangements

          Under each employment agreement with our named executive officers, if the executive’s employment is terminated during the term of the employment agreement by our Company for any reason other than for cause (as defined in the respective agreement) or by the executive for good reason (as defined in the respective agreement), then the executive will be eligible to receive an amount equal to two times his annualized salary and target short term incentive bonus, in addition to other amount accrued on or before the date his employment is terminated. In the event of a change in control (as defined in our 2011 Equity Incentive Plan), Mr. McKenzie will be eligible to receive two times his annualized salary and target short term incentive bonus and Messrs. Claypool and Brady will be eligible to receive an amount equal to two times their respective annualized base salary.

          Our form of Restricted Stock Agreement under our 2011 Equity Incentive Plan for restricted stock awards granted on or after February 8, 2013, provides that all restricted shares will vest immediately upon a change in control (as defined in the plan) if the holder has been continuously employed by our Company or a parent or subsidiary therefor through the date immediately prior to the occurrence of the change in control.

Compensation Risk Assessment

          Management conducted a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

          Management discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our Company.

Conflict of Interest Analysis

          Our compensation committee has considered the relationships that its compensation consultants have had with our Company, the members of the compensation committee and our executive officers, as well as the policies that such consultants have in place to maintain their independence and objectivity, and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our common stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2013.

AUDIT COMMITTEE REPORT

          The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013, with our management. In addition, the audit committee has discussed with BDO, our independent accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Auditing Standard No. 16 (Communications with Audit Committees). The audit committee also has received the written disclosures and the letter from BDO as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with BDO the independence of BDO.

          Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2013.

AUDIT COMMITTEE

Terry H. Rust, Chair
Gary L. Alvord
Paul M. Cownie

OTHER MATTERS

          The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

          Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in the year 2015 that are requested to be included in the proxy statement for that meeting must be received by us at our principal executive office no later than December 30, 2014. We must receive any other stockholder proposals intended to be presented, and any director nominees for election, at the annual meeting of stockholders in the year 2015 at our principal executive office no later than March 14, 2015. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

          Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

ADDITIONAL INFORMATION

          Our annual report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.dakotaplains.com, under “Investor Relations.”

          A copy of the Annual Report will be sent to any stockholder without charge upon written request addressed to:

Secretary
Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
+1 952 473 9950

          Additional copies of the annual report on Form 10-K, the Notice of Internet Availability provided to record holders, this proxy statement and the accompanying proxy may be obtained from the Secretary of the Company, at the address above. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

James L. Thornton
Secretary

Appendix A

DAKOTA PLAINS HOLDINGS, INC.

2014 OMNIBUS INCENTIVE PLAN
(as approved ________ __, 2014)

           1.          Purpose. The purpose of the Dakota Plains Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”) is to help attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business

           2.          Definitions. In this Plan, the following definitions will apply.

          (a)          “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

          (b)          “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

          (c)          “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

          (d)          “Board” means the Board of Directors of the Company.

          (e)          “Cash Incentive Award” means an Award described in Section 11 of the Plan.

          (f)          “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means a Participant’s (i) failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any Company code of conduct, of any agreement with the Company or any Affiliate or of any nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its Affiliates, or any of their customers, employees or vendors.

          (g)          “Change in Control” means one of the following:

               (1)          An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

               (C)          any Exchange Act Person becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

               (3)          The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Company Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

          (h)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

          (i)          “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the Listing Rules of the NYSE Amex Equities Market, (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) be an outside director for purposes of Code Section 162(m).

          (j)           “Company” means Dakota Plains Holdings, Inc., a Nevada corporation, or any successor thereto.

          (k)           “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (B), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

          (l)           “Corporate Transaction” means a reorganization, merger or consolidation of the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

          (m)           “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).

          (n)           “Employee” means an employee of the Company or an Affiliate.

          (o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

          (p)          “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

          (q)           “Fair Market Value” means the fair market value of a Share determined as follows:

               (1)          If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

               (2)          If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

          (r)           “Full Value Award” means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award, and for purposes of Section 4, includes an award under the Prior Plan that is neither a stock option award or a stock appreciation right award.

          (s)           “Good Reason” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition and subject to the last sentence of this definition, means with respect to any Participant any of the following events that has not been consented to by the Participant:

               (1)          A material reduction or diminution in the Participant’s job responsibilities, authority or duties, or in the job responsibilities, authority or duties of the supervisor to whom the Participant is required to report, but a mere change in title alone or reassignment to a substantially similar position will not constitute Good Reason;

(2) A material reduction in the Participant’s base compensation in the absence of a similar general reduction of the base compensation of similarly situated Service Providers; or

               (3)          The relocation of the Participant’s primary work location, on a permanent basis, to a location that is more than 50 miles from the Participant’s primary work location immediately prior to such change.

The foregoing events will only be considered “Good Reason” for a Participant to voluntarily resign from his or her position as Service Provider if, following the occurrence of one or more of the foregoing events, the Participant (i) provides written notice to the Company or its applicable Affiliate of the event(s) constituting Good Reason within 30 days after the first occurrence of such event(s), (ii) the Company or its applicable Affiliate fails to reasonably cure such event(s) within 30 days after receiving such notice, and (iii) the Participant’s termination of his or her status as a Service Provider is effective not later than 30 days after the end of the period in which the event(s) may be cured.

          (t)           “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

          (u)          “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

          (v)          “Non-Employee Director” means a member of the Board who is not an Employee.

          (w)          “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

          (x)           “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

          (y)           “Parent” means a “parent corporation,” as defined in Code Section 424(e).

          (z)           “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

          (aa)         “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

          (bb)         “Plan” means this Dakota Plains Holdings, Inc. 2014 Omnibus Incentive Plan, as amended and in effect from time to time.

          (cc)          “Prior Plan” means the Dakota Plains Holdings, Inc. 2011 Equity Incentive Plan.

          (dd)         “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

          (ee)          “Retirement” means any termination, other than for Cause or due to death or Disability, of a Participant’s Service with the Company and all of its Affiliates at or after age 65, or at or after age 60 with five or more years of continuous Service.

          (ff)           “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

          (gg)         “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

          (hh)         “Share” means a share of Stock.

          (ii)           “Stock” means the common stock, par value $0.01 per share, of the Company.

          (jj)           “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

          (kk)         “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

          (ll)            “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

          (mm)        “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

          (nn)         “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

           3.            Administration of the Plan.

          (a)           Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

          (b)           Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

                         (1)           determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

                         (2)           cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

                         (3)           establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

                         (4)           taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

          (c)           Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

          (d)           Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

          (e)           Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

          (f)           Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

           4.           Shares Available Under the Plan.

          (a)           Maximum Shares Available. Subject to Sections 4(b) and 4(c) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,000,000, plus any Shares remaining available for future grants under the Prior Plan on the effective date of this Plan. Shares to be issued under the Plan shall either be authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

                         (1)           Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

                         (2)           Shares that are subject to Full Value Awards granted under the Plan shall be counted against the share reserve as 1.5 Shares for every one Share granted.

                         (3)           Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

                         (4)           Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

                         (5)           Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

          (b)          Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is cancelled, forfeited or expires or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly increased as provided in Section 4(c) below. Similarly, any Shares that are tendered (either actually or by attestation) by a Participant or withheld by the Company to satisfy a tax withholding obligation with respect to a Full Value Award under this Plan or a Prior Plan Award that is also a Full Value Award shall again become available for Awards under this Plan and the share reserve under Section 4(a) shall be correspondingly increased as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or increase the share reserve under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to the exercise of a stock option or stock appreciation right award issued under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and

(iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

          (c)          Counting Shares Again Available.  Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

          (d)          Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

          (e)          No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

          (f)          Individual Option and SAR Limit.  The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 1,000,000 Shares.

          5.           Eligibility.  Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

          6.           General Terms of Awards.

          (a)          Award Agreement.  Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

          (b)          Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine, subject to the following limitations:

              (1)          A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

(2) A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply: (i) to Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (ii) upon a Change in Control; (iii) to termination of Service due to death or Disability or Retirement; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; and (v) Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

          (c)          Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

          (d)          Designation of Beneficiary.  To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

          (e)          Termination of Service.  Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the originally scheduled expiration of an Option or Stock Appreciation Right, as applicable):

                        (1)          Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

                        (2)          Upon an involuntary termination of Service by the Company or any Affiliate without Cause that does not constitute a Retirement, any portion of an Award scheduled to vest within six months after the date of termination shall immediately become vested (and exercisable, if applicable), and the vested and exercisable portions of Options or SARs may be exercised for a period of six months after the date of such termination and shall terminate upon the expiration of such period.

                        (3)          Upon a voluntary termination of Service by the Participant that does not constitute Retirement, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination and shall terminate upon the expiration of such period.

                        (4)          Upon termination of Service due to death or Disability, any portion of an Award scheduled to vest within twelve months after the date of termination shall immediately become vested (and exercisable, if applicable), and the vested and exercisable portions of Options or SARs may be exercised for a period of twelve months after the date of such termination and shall terminate upon the expiration of such period.

                        (5)          Upon a termination of Service that constitutes a Retirement, an Award will continue to vest for a period of twelve months after the date of termination and any portion of the Award scheduled to vest during that twelve month period shall vest (and become exercisable, if applicable) at its scheduled time, and the vested and exercisable portions of Options or SARs may be exercised during a period of fifteen months after the date of such termination and shall terminate upon the expiration of such period.

                        (6)          Upon a termination of Service for any reason, all unvested and unexercisable portions of any outstanding Awards (after giving effect to any accelerated vesting specified under Subsections (2) and (4) of this Section 6(e)) shall be immediately forfeited without consideration, except to the extent provided in Subsection (5) of the Section 6(e).

                        (7)          If a Participant dies during the six-month post-termination exercise period specified in Subsection (2) or (3) of this Section 6(e), then the applicable post-termination exercise period shall be extended to twelve months after the date of such termination.

          (f)          Rights as Stockholder.  No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

          (g)          Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, Subsidiary, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

          (h)          Dividends and Dividend Equivalents.  Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

          7.           Stock Option Awards.

          (a)          Type and Exercise Price.  The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

          (b)          Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

          (c)          Exercisability and Expiration.  Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

          (d)          Incentive Stock Options.

                        (1)          An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

                        (2)          No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

                        (3)          For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

                        (4)          If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

                        (5)          The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

          8.           Stock Appreciation Rights.

          (a)          Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

          (b)          Exercise of SAR.  Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

          9.           Restricted Stock Awards.

          (a)          Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

          (b)          Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

          10.          Stock Unit Awards.

          (a)          Vesting and Consideration.  A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

          (b)          Payment of Award.  Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. Amounts received in settlement may, however, continue to be subject to certain restrictions as provided in Section 18. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

          11.          Cash-Based and Other Stock-Based Awards.

          (a)          Cash Incentive Awards.  A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

          (b)          Other Stock-Based Awards.  The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

          12.          Changes in Capitalization, Corporate Transactions, Change in Control.

          (a)          Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

          (b)          Corporate Transactions.  Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

                        (1)          Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

                        (2)          Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of

Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(2) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

                        (3)          Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

                        (4)          Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within 18 months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, or voluntarily terminates his or her Service for Good Reason, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

          (c)          Change in Control.  In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause or the Participant’s voluntary termination for Good Reason within 18 months of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

          (d)          Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

          13.          Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

          14.          Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

          15.          Effective Date, Duration, Amendment and Termination of the Plan.

          (a)          Effective Date.  The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan by June 30, 2014, the Plan will be of no further force or effect.

          (b)          Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall be distributed, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms unless limited in the applicable Agreements.

          (c)          Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

          (d)          Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

          (e)          No Option or SAR Repricing.  Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

          16.          Substitute Awards.  The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

          17.          Performance-Based Compensation.

          (a)          Designation of Awards.  If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

          (b)          Compliance with Code Section 162(m).  If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

          (c)          Limitations.  With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)). The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $10,000,000 multiplied by the number of full or partial years in the applicable performance period.

          (d)          Performance Measures.  For purposes of any Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: revenue or net sales; gross profit; operating profit; net income; earnings before income taxes; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; inventory levels; inventory or operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; and implementation or completion of critical projects; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate or business unit performance.

          18.          Other Provisions.

          (a)          Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

          (b)          Limits of Liability.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

          (c)          Compliance with Applicable Legal Requirements.  No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

          (d)          Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

          (e)          Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

          (f)          Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          (g)          Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

                        (1)          If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

                        (2)          If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee or any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

          (h)          Rule 16b-3.  It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

          (i)          Forfeiture and Compensation Recovery.

                        (1)          The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

                        (2)          Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

DAKOTA PLAINS HOLDINGS, INC.
294 GROVE LANE EAST, SUITE 120
WAYZATA, MN 55391

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐
Nominees

01 Gary L. Alvord 04 David J. Fellon
02 Gabriel G. Claypool 05 Craig M. McKenzie
03 Paul M. Cownie 06 Terry H. Rust

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2	Adopt the 2014 Omnibus Incentive Plan.					☐	☐	☐

3	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000209397_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Proxy Statement is/are available at www.proxyvote.com.

DAKOTA PLAINS HOLDINGS, INC. Annual Meeting of Stockholders June 12, 2014 11:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Craig M. McKenzie and Gabriel G. Claypool, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DAKOTA PLAINS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held on June 12, 2014, at 11:00 AM, local time, at the headquarters of the Company at 294 Grove Lane East, Wayzata, MN 55391, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, FOR proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side

0000209397_2    R1.0.0.51160